Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS RESULTS FOR SECOND QUARTER FISCAL 2018

•                  Net Loss of $1.8 million, or $0.02 per common unit, compared to net earnings of $38.1 million, or $0.39 per common unit in the prior year period.

—           Net of non-cash charges, net earnings of $47.3 million, $0.49 per common unit is a 26 percent increase over the prior year period.

•                  Adjusted EBITDA of $120.6 million, up 15 percent over the prior year period.

•                  Retail volume growth of approximately 17 percent over the prior year period.

•                  Tank Exchange volume growth of approximately 15 percent over the prior year period.

•                  Completed two sales of non-core assets during the quarter.

•                  Credit covenant calculations strengthening.

•                  8,700 new customers, growth of more than 1 percent over the prior year.

•                  Midstream operations stabilized, focused on growth.

Liberty, Mo., March 8, 2018 — Ferrellgas Partners, L.P. (NYSE:FGP) (“Ferrellgas” or the “Company”) today reported financial results for its second fiscal quarter ended January 31, 2018. The Company reported a net loss attributable to Ferrellgas Partners, L.P. of $1.8 million, or $0.02 per common unit, which includes non-cash charges of approximately $49 million largely associated with its de-leveraging efforts. This is compared to net earnings attributable to Ferrellgas Partners, L.P. of $38.1 million, or $0.39 per common unit, for the prior year period.

The Company reported that total gallons sold in the second quarter increased 42.3 million gallons over the same period in the prior year, with slightly lower margins as it aggressively competes for and wins new customers. Total gallon growth of 16 percent over the same period in the prior year helped the company report adjusted EBITDA of $120.6 million, compared to $105.0 million in the prior year period, a 15 percent increase.

At the end of this second quarter of the Company’s fiscal year, its leverage ratio was 6.96x, down from 7.57x at the end of the first quarter reflecting successful efforts to de-lever, as well as increased adjusted EBITDA. This level was lower than the 7.75x limit allowed under its secured credit facility and accounts receivable securitization facilities, as amended in April 2017. Based on the Company’s current forecast, the leverage ratio is expected to continue to strengthen and decrease throughout the fiscal year.

“Our company has momentum and the future continues to look bright on all fronts,” continued Mr. Ferrell. “We’ve closed on a number of accretive, bolt-on acquisitions that complement our strategic footprint and plan to stay aggressive in pursuit of well-run businesses that fit our model. We are expanding the number and capacity of our Blue Rhino-owned production facilities in order to reduce freight costs and streamline production — initiatives that are increasingly important as we added more than 3,000 new Blue Rhino selling locations since the prior year period. Our Midstream operations have stabilized and are now keenly focused on growth with recent expectations of more drilling activity in basins where we operate.  We have also executed on sales of non-core assets that has streamlined our business, reduced our debt and positively enhanced our key credit metrics.”

“These initiatives are the product of a leaner, more agile organization with a flatter management structure,” Ferrell added. “I like our seasoned management team.  We are working together better than ever to grow the business and serve our customers.  All of our employees are focused and working hard.  Morale is high. We are well positioned for fiscal 2018 and building a foundation for the long-term success of our Company.”

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico, and provides midstream services to major energy companies in the United States. Ferrellgas employees indirectly own 22.8 million common units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on September 28, 2017. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2017, the Form 10-Q of these entities for the fiscal quarter ended January 31, 2018 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Jim Saladin, Media Relations — jimsaladin@ferrellgas.com, 913-661-1833

Bill Ruisinger, Investor Relations — billruisinger@ferrellgas.com, 816-792-7914

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	January 31, 2018	July 31, 2017

ASSETS
Current Assets:
Cash and cash equivalents	$14,173	$5,760
Accounts and notes receivable, net (including $235,150 and $109,407 of accounts receivable pledged as collateral at January 31, 2018 and July 31, 2017, respectively)	255,978	165,084
Inventories	110,092	92,552
Assets held for sale	52,200	—
Prepaid expenses and other current assets	41,400	33,388
Total Current Assets	473,843	296,784

Property, plant and equipment, net	646,327	731,923
Goodwill, net	246,098	256,103
Intangible assets, net	243,079	251,102
Other assets, net	77,712	74,057
Total Assets	$1,687,059	$1,609,969

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$82,072	$85,561
Short-term borrowings	261,200	59,781
Collateralized note payable	166,000	69,000
Other current liabilities	140,510	126,224
Total Current Liabilities	649,782	340,566

Long-term debt (a)	1,811,617	1,995,795
Other liabilities	35,422	31,118
Contingencies and commitments

Partners Deficit:
Common unitholders (97,152,665 units outstanding at January 31, 2018 and July 31, 2017)	(762,046)	(701,188)
General partner unitholder (989,926 units outstanding at January 31, 2018 and July 31, 2017)	(67,604)	(66,991)
Accumulated other comprehensive income	24,332	14,601
Total Ferrellgas Partners, L.P. Partners’ Deficit	(805,318)	(753,578)
Noncontrolling Interest	(4,444)	(3,932)
Total Partners’ Deficit	(809,762)	(757,510)
Total Liabilities and Partners’ Deficit	$1,687,059	$1,609,969

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $357 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2018	2017	2018	2017	2018	2017
Revenues:
Propane and other gas liquids sales	$592,239	$437,375	$894,997	$679,774	$1,533,635	$1,259,985
Midstream operations	117,276	96,787	238,036	204,831	499,908	448,066
Other	45,641	45,088	76,778	74,187	147,753	169,724
Total revenues	755,156	579,250	1,209,811	958,792	2,181,296	1,877,775

Cost of sales:
Propane and other gas liquids sales	362,918	235,029	542,433	354,241	882,347	622,094
Midstream operations	107,067	87,024	215,192	181,666	462,965	350,853
Other	20,787	20,657	34,489	32,403	69,353	88,418

Gross profit	264,384	236,540	417,697	390,482	766,631	816,410

Operating expense	123,716	112,509	234,178	217,501	448,428	443,967
Depreciation and amortization expense	25,485	25,607	51,217	51,809	102,759	127,976
General and administrative expense	14,891	11,429	28,055	23,911	51,124	48,188
Equipment lease expense	6,954	7,416	13,695	14,765	28,054	29,288
Non-cash employee stock ownership plan compensation charge	4,031	2,945	7,993	6,699	16,382	25,897
Non-cash stock-based compensation charge (a)	—	1,417	—	3,298	—	6,956
Asset impairments	10,005	—	10,005	—	10,005	628,802
Loss on asset sales and disposals	39,249	45	40,144	6,468	48,133	19,862

Operating income (loss)	40,053	75,172	32,410	66,031	61,746	(514,526)

Interest expense	(42,673)	(36,819)	(83,480)	(72,247)	(163,718)	(141,666)
Other income, net	684	763	1,195	1,271	1,398	1,801

Earnings (loss) before income taxes	(1,936)	39,116	(49,875)	(4,945)	(100,574)	(654,391)

Income tax expense (benefit)	(162)	588	215	(2)	(926)	(224)

Net earnings (loss)	(1,774)	38,528	(50,090)	(4,943)	(99,648)	(654,167)

Net earnings (loss) attributable to noncontrolling interest (b)	69	430	(332)	32	(658)	(6,443)

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(1,843)	38,098	(49,758)	(4,975)	(98,990)	(647,724)

Less: General partner’s interest in net earnings (loss)	(19)	381	(498)	(50)	(990)	(6,477)

Common unitholders’ interest in net earnings (loss)	$(1,824)	$37,717	$(49,260)	$(4,925)	$(98,000)	$(641,247)

Earnings (loss) Per Common Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.02)	$0.39	$(0.51)	$(0.05)	$(1.01)	$(6.57)

Weighted average common units outstanding - basic	97,152.7	97,152.7	97,152.7	97,305.1	97,152.7	97,652.0

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2018	2017	2018	2017	2018	2017

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(1,843)	$38,098	$(49,758)	$(4,975)	$(98,990)	$(647,724)
Income tax expense (benefit)	(162)	588	215	(2)	(926)	(224)
Interest expense	42,673	36,819	83,480	72,247	163,718	141,666
Depreciation and amortization expense	25,485	25,607	51,217	51,809	102,759	127,976
EBITDA	66,153	101,112	85,154	119,079	166,561	(378,306)
Non-cash employee stock ownership plan compensation charge	4,031	2,945	7,993	6,699	16,382	25,897
Non-cash stock based compensation charge (a)	—	1,417	—	3,298	—	6,956
Asset impairments	10,005	—	10,005	—	10,005	628,802
Loss on asset sales and disposals	39,249	45	40,144	6,468	48,133	19,862
Other income, net	(684)	(763)	(1,195)	(1,271)	(1,398)	(1,801)
Severance costs $358 included in operating costs for the six and twelve months ended period January 31, 2018 and $1,305 included in general and administrative costs for the six and twelve months ended January 31, 2018. Also includes $414 and $938 in operating costs for the six and twelve months ended January 31, 2017 and $490, $1,545 and $1,618 included in general and administrative costs for the three, six and twelve months ended January 31, 2017.	—	490	1,663	1,959	1,663	2,556
Professional fees incurred related to a lawsuit	2,118	—	2,118	—	2,118	—
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives $(986) included in operating expense for the twelve months ended January 31, 2018 and $(1,134), $(3,011) and $(6,160) for the three, six and twelve months ended January 31, 2017. Also includes $(314), $1,293 and $1,037 included in midstream operations cost of sales for the three, six and twelve months ended January 31, 2018, respectively and $488, $796 and $174 for the three, six and twelve months ended January 31, 2017.	(314)	(646)	1,293	(2,215)	51	(5,986)
Acquisition and transition expenses (included in general and administrative expense)	—	—	—	—	—	14
Net earnings (loss) attributable to noncontrolling interest (b)	69	430	(332)	32	(658)	(6,443)
Adjusted EBITDA (c)	120,627	105,030	146,843	134,049	242,857	291,551
Net cash interest expense (d)	(39,734)	(34,712)	(77,791)	(68,330)	(153,049)	(134,783)
Maintenance capital expenditures (e)	(4,640)	(3,754)	(13,344)	(7,076)	(23,203)	(14,784)
Cash paid for taxes	(6)	(25)	(12)	(26)	(296)	(798)
Proceeds from asset sales	2,999	2,313	4,207	4,033	8,126	7,180
Distributable cash flow attributable to equity investors (f)	79,246	68,852	59,903	62,650	74,435	148,366
Distributable cash flow attributable to general partner and non-controlling interest	1,585	1,377	1,198	1,253	1,489	2,968
Distributable cash flow attributable to common unitholders (g)	77,661	67,475	58,705	61,397	72,946	145,398
Less: Distributions paid to common unitholders	9,716	9,715	19,431	59,506	38,861	159,959
Distributable cash flow excess/(shortage)	$67,945	$57,760	$39,274	$1,891	$34,085	$(14,561)

Propane gallons sales
Retail - Sales to End Users	235,071	201,580	354,365	312,768	606,469	565,106
Wholesale - Sales to Resellers	74,942	66,152	128,371	118,142	236,480	232,916
Total propane gallons sales	310,013	267,732	482,736	430,910	842,949	798,022

Midstream operations barrels
Salt water volume processed	4,851	4,002	9,791	7,705	38,191	15,292
Crude oil hauled	11,065	13,005	23,215	24,269	48,195	55,071
Crude oil sold	1,556	1,326	3,385	3,118	7,737	6,875

(a)  Non-cash stock-based compensation charges consist of the following:

	Three months ended		Six months ended		Twelve months ended
	January 31		January 31		January 31
	2018	2017	2018	2017	2018	2017
Operating expense	$—	$567	$—	$661	$—	$1,177
General and administrative expense	—	850	—	2,637	—	5,779
Total	$—	$1,417	$—	$3,298	$—	$6,956

(b)   Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)   Adjusted EBITDA is calculated as net earnings (loss) attributable to Ferrellgas Partners, L.P., less the sum of the following: income tax expense (benefit), interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, non-cash stock-based compensation charge, asset impairments, loss on asset sales and disposals, other income, net, severance costs, professional fees, unrealized (non-cash) losses (gains) on changes in fair value  of derivatives, acquisition and transition expenses and net earnings (loss) attributable to noncontrolling interest.  Management believes the presentation of this measure is relevant and useful, because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other  companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)   Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense, net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)   Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)   Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for taxes plus proceeds from asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to distributable cash flow attributable to equity investors or similarly titled measurements used by other corporations and partnerships. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)   Distributable cash flow attributable to common unitholders is calculated as Distributable cash flow attributable to equity investors minus distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to common unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow attributable to common unitholders, as management defines it, may not be comparable to distributable cash flow attributable to common unitholders or similarly titled measurements used by other corporations and partnerships. Items added to our calculation of distributable cash flow attributable to common unit holders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to common unitholders may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP .